Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We consent to incorporation by reference in the Registration Statement on Form  S-3 Amendment #2 of Magnum Hunter Resources Corporation of the reference to our report for Magnum Hunter Resources Corporation, which appears in the annual report on Form 10-K of Magnum Hunter Resources Corporation for the year ended December 31, 2008.

NETHERLAND, SEWELL & ASSOCIATES, INC. By: /s/ J. Carter Henson, Jr. J. Carter Henson, Jr., P.E. Senior Vice President

Houston, Texas
October 14, 2009